VARIABLE ANNUITY PORTFOLIOS


Certificate of Amendment

The undersigned, constituting a majority of the Trustees of Variable Annuity Portfolios (the "Trust"), a Massachusetts business trust, acting pursuant to the Trust's Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Document"), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the Trust is hereby changed from
"Variable Annuity Portfolios" to "Legg Mason Partners
Variable Portfolios V," and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2.	The name of the series of shares of beneficial
interests of the Trust currently designated as "Smith Barney Small Cap Growth Opportunities Portfolio" is hereby changed to "Legg Mason Partners
Variable Small Cap Growth Opportunities Portfolio," and all references to such series in the Trust Document are hereby amended accordingly:


This Amendment shall become effective on May 1, 2006 at 9:00 a.m. EDT.

[signature page to follow]



IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the ____ day of April 2006.





Elliott J. Berv, as Trustee
and not individually


Donald M. Carlton, as Trustee
and not individually

A. Benton Cocanougher, as Trustee
and not individually


Mark T. Finn, as Trustee
and not individually


R. Jay Gerken, as Trustee
and not individually


Stephen Randolph Gross, as Trustee
and not individually


Diana R. Harrington, as Trustee
and not individually


Susan B. Kerley, as Trustee
and not individually


Alan G. Merten, as Trustee
and not individually


R. Richardson Pettit, as Trustee
and not individually